                                                     SECURITIES AND EXCHANGE COMMISSION
                                                          WASHINGTON, D. C. 20549

                                                                  FORM 8-K

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                           CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                                               Date of Report
                                                                July 10, 2002

                                                        Commission File No. 0-19131

                                                              MedImmune, Inc.
                                               (Exact name of registrant as specified in its charter)

                                             Delaware                                          52-1555759
                                   (State or other jurisdiction of                      (I. R. S. Employer
                                   incorporation or organization)                       Identification No.)

                                             35 West Watkins Mill Road, Gaithersburg, MD 20878
                                            (Address of principal executive offices) (Zip Code)

                                     Registrant's telephone number, including area code (301) 417-0770

ITEM 2.  ACQUISITION OF AVIRON

On January 10, 2002, MedImmune, Inc. (MedImmune) acquired Aviron, a biopharmaceutical company headquartered in Mountain View,
California, through an exchange offer and merger transaction. Aviron's lead product candidate is FluMist, a live, attenuated virus vaccine delivered as a nasal mist for the prevention of influenza. FluMist has not been approved by the FDA. Under the terms of the agreement, MedImmune exchanged approximately 34.0 million of its common shares for 100% of the outstanding common stock of Aviron.
Additionally, approximately 7.0 million shares are issuable upon the exercise of Aviron's outstanding options and warrants. Holders of Aviron's $200 million of 5 1/4% convertible subordinated notes due in 2008 may convert the notes into a total of approximately
3.4 million shares of MedImmune's common stock. The acquisition was accounted for as a purchase and, accordingly, the results of
Aviron's operations have been included with MedImmune's since the acquisition date. The aggregate purchase consideration was valued at approximately $1.6 billion.  During 2002, Aviron was renamed to MedImmune Vaccines, Inc.

ITEM 7.  FINANCIAL STATEMENTS
        (a)      Financial Statements of Aviron filed as Exhibit 99.1 herewith.
        (b)      Pro Forma Statement of Operations for the year ended December 31, 2001 filed as Exhibit 99.2 herewith.
        (c)      Exhibits
                        23.1     Consent of PricewaterhouseCoopers LLP, Independent Accountants
                        23.2     Consent of Ernst & Young LLP, Independent Auditors
                        99.1     Financial Statements of Aviron
                        99.2     Pro Forma Statement of Operations for the year ended December 31, 2001

                                                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            MEDIMMUNE, INC.
                                            (Registrant)

                                            /s/ Gregory S. Patrick
Date: July 10, 2002                         Gregory S. Patrick
                                            Senior Vice President and Chief Financial Officer